Exhibit 99.4

FORM OF LETTER TO CLIENTS

        McDONALD'S CORPORATION
Offer to Exchange Up to
16,539,967 Shares of Class B Common Stock of
CHIPOTLE MEXICAN GRILL, INC.
which are owned by McDonald's Corporation for
Outstanding Shares of Common Stock of
McDONALD'S CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 2006 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

        September 8, 2006

To Our Clients:

        Enclosed for your consideration are the Prospectus-Offer to Exchange dated September 8, 2006 (the "Prospectus–Offer to Exchange") and the related letter of transmittal (the "Letter of Transmittal"), as amended or supplemented, which together constitute the offer by McDonald's Corporation ("McDonald's"), a Delaware corporation, to exchange up to an aggregate of 16,539,967 shares of class B common stock, par value $0.01 per share (the "Chipotle class B common stock"), of Chipotle Mexican Grill, Inc. ("Chipotle"), a Delaware corporation, for outstanding shares of McDonald's common stock, par value $0.01 per share ("McDonald's common stock"), that are validly tendered and not properly withdrawn.

        We are the holder of record (directly or indirectly) of shares of McDonald's common stock held for your account. As such, only we can tender those shares as the holder of record and only pursuant to your instructions. We are furnishing to you the enclosed Letter of Transmittal for your information only. You cannot use such Letter of Transmittal to tender shares of McDonald's common stock we hold for your account.

        Please instruct us as to whether you wish us to tender any or all of the shares of McDonald's common stock we hold for your account, on the terms and subject to the conditions set forth in the Prospectus–Offer to Exchange and the related Letter of Transmittal.

        We direct your attention to the following:

        1.     McDonald's is offering to exchange up to an aggregate of 16,539,967 shares of Chipotle class B common stock for shares of McDonald's common stock validly tendered and not properly withdrawn prior to the expiration of the exchange offer. If the offer is oversubscribed, tendered shares of McDonald's common stock will be accepted on a pro rata basis, in proportion to the number of shares tendered, except as described in the Prospectus–Offer to Exchange.

        2.     McDonald's obligation to accept shares of McDonald's common stock tendered in the exchange offer is subject to certain conditions specified in the Prospectus–Offer to Exchange, which you should review in detail.

        3.     McDonald's will generally pay any stock transfer taxes payable as a result of the transfer to it of shares of McDonald's common stock tendered, and the transfer to tendering stockholders of shares of Chipotle class B common stock pursuant to the exchange offer, as described in the Prospectus–Offer to Exchange and the Instructions to the Letter of Transmittal.

        If you wish to have us tender any or all of your shares of McDonald's common stock, please instruct us to do so by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your shares of McDonald's common stock, we will tender all of your shares of McDonald's common stock unless otherwise specified in your instruction form. Please forward your instructions to us at least three business days prior to the expiration date of the exchange offer in order to permit us to tender your shares of McDonald's common stock in accordance with the provisions of the exchange offer. Shares of McDonald's common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the Prospectus–Offer to Exchange, at any time prior to the expiration of the exchange offer and after the expiration of 40 business days from the commencement of the exchange offer, if not theretofore accepted for exchange.

        The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 5, 2006, unless the exchange offer is extended or terminated.

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Instructions with Respect to

        McDONALD'S CORPORATION
Offer to Exchange
Up to
16,539,967 Shares of Class B Common Stock of
CHIPOTLE MEXICAN GRILL, INC.
which are owned by McDonald's Corporation for
Outstanding Shares of Common Stock of
McDONALD'S CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus–Offer to Exchange dated September 8, 2006 (the "Prospectus-Offer to Exchange") and the related letter of transmittal (the "Letter of Transmittal"), as amended or supplemented, which together constitute the offer by McDonald's Corporation ("McDonald's"), a Delaware corporation, to exchange up to an aggregate of 16,539,967 shares of class B common stock, par value $0.01 per share (the "Chipotle class B common stock"), of Chipotle Mexican Grill, Inc. ("Chipotle"), a Delaware corporation, for shares of McDonald's common stock, par value $0.01 per share (the "McDonald's common stock"), that are validly tendered and not properly withdrawn.

        The undersigned instructs you to tender the number of shares of McDonald's common stock indicated below (or, if no number is indicated below, all shares) you hold (directly or indirectly) for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus–Offer to Exchange and the related Letter of Transmittal.

Account Number: _________

Number of shares of
McDonald's common stock
to be tendered*: _________

                            ODD-LOTS

☐    By checking this box, I represent that I own
        beneficially and of record less than 100
        shares of McDonald's common stock and
        am tendering all my shares of McDonald's
        common stock.

Dated: _________

Signature(s)

Please type of print your name(s) here

Please type or print address

Area code and telephone number

Tax Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all shares of McDonald's common stock we hold for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT. DO NOT RETURN THIS FORM TO McDONALD'S, CHIPOTLE, THE DEALER MANAGER, THE EXCHANGE AGENT OR THE INFORMATION AGENT. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.

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